EXH10-28

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

THIS CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement") is entered into effective as of this 17th day of April, 1995, by and between FiberCore Incorporated, a Nevada corporation (hereinafter the "Corporation") and AMP INCORPORATED, a Pennsylvania corporation (hereinafter the "Purchaser").

                                    RECITALS

A.   The  Corporation  desires  to  raise  money  by  the  sale  of a  debenture
     convertible   into  shares  of  Common  Stock  of  the   Corporation   (the
     "Debenture") to the Purchaser.

B. The Purchaser desires to purchase the Debenture from the Corporation and the Corporation desires to issue and sell the Debenture to the Purchaser on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, In consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

         1.       Authorization and Sale of Debenture.

                  a. Authorization. The Corporation will authorize on or before the Closing (as defined below) the issuance of a convertible debenture in the principal amount of $5,000,000 convertible into the Corporation's Common Stock in the form attached hereto as Exhibit A (the "Debenture") and the sale of the Debenture to the Purchaser.

                  b. Sale of Convertible Debenture. Subject to the terms and conditions hereof, the Corporation will issue and sell to the Purchaser, and the Purchaser will purchase from the Corporation at the "Closing" (as defined below) the Debenture.

         2.       Issuance and Payment.

                  a. Closing.

                           i) Subject to the terms and  conditions  hereof,  the
closing of the purchase and sale of the Debenture (the "Closing") shall be held (via facsimile transmittal and wire transfer) on April 17, 1995 at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York, at 10:00 a.m., local time, or at such other time and place upon which the Corporation and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").



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                  b.  Purchaser's  Closing  Conditions.  The  obligation  to the
Purchaser to purchase the Debenture is subject to the satisfaction on or prior to the Closing of the following conditions:

                           i) The  Corporation  shall  have duly  performed  and
complied with each of the terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and the Corporation shall have delivered a certificate, executed by the President or Vice President of the Corporation, to such effect;

                           ii) Each of the representations and warranties of the
Corporation contained herein or in any other documents delivered at or prior to the Closing shall be true and accurate on and as of the Closing with the same effect as though made on and as of such date and the Corporation shall have delivered a certificate of the Corporation executed by its President or any Vice President to such effect;

                           iii) All instruments and documents  required to carry
out this Agreement or incidental thereto, shall be reasonable satisfactory to the Purchaser, and the Purchaser shall have been furnished with certified copies of all corporate actions and proceeding taken by the Corporation to authorize the execution, delivery and performance of all relevant documents to be executed and delivered by the Corporation;

                           iv) No action,  suit,  proceeding or investigation by
or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement;

                  c. Corporation's Closing Conditions. The obligation of the Corporation to participate in the Closing is subject to the satisfaction on or prior to the Closing of the following conditions:

                           i)  The  Purchaser  shall  have  duly  performed  and
complied with in all material respects each of the terms, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and the Purchaser shall have delivered a certificate of the Purchaser executed by a duly authorized officer of the Purchaser to such effect;

                           ii) Each of the representations and warranties of the
Purchaser contained herein and in any other documents delivered at or prior to each Closing shall be true and accurate on and as of the Closing with the same effect as though made on and as of such date and the Purchaser shall have delivered a certificate, executed by the Purchaser or a duly authorized officer of the Purchaser to such effect;

                           iii) All instruments and documents  required to carry
out this Agreement or incidental thereto, shall be reasonably satisfactory to the Corporation and the Corporation shall have been furnished with certified copies of all corporate actions and


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proceedings  taken by the  Purchaser to authorize  the  execution,  delivery and performance of all relevant documents to be executed and delivered by the Purchaser; and

                           iv) No action,  suit,  proceeding or investigation by
or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  d. Closing Sale. At the Closing, the Purchaser shall deliver to the Corporation the purchase price for its Convertible Debenture in cash, by certified check , or bank wire transfer and upon receipt thereof the Corporation will deliver to the Purchase a duly executed Convertible Debenture.

         3. Corporation's Representations and Warranties. Except as set forth in Exhibit C attached hereto, the Corporation hereby represents and warrants effective as of the Closing as follows:

                  a. Corporate Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Corporation has the requisite corporate power to carry on its business as presently conducted and as proposed or contemplated to be conducted in the future and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby. The Corporation is presently qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse affect on the Company's business.

                  b. Subsidiaries. The Corporation has no subsidiaries, other than FiberCore Glassfibre Jena GmbH, and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business, other than FiberCore Glassfibre Jena GmbH.

                  c.       Corporate Capitalization.

                           i)  The   Corporation's   authorized   capital  stock
consists only of 20,000,000 shares of Common Stock. The Corporation has not more than 6,594,264 shares of Common Stock outstanding. The Corporation has issued warrants, rights or options to purchase or acquire not more than 400,000 shares of Common Stock and will reserve not more than 400,000 shares of Common Stock for issuance under a stock option plan. There are no other shares of Common Stock that are subject to purchase or acquisition from the Corporation pursuant to any rights, options, warrants, convertible securities (other than the Debentures) or agreements. All issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. No person or entity has any preemptive right to acquire any unissued shares of the corporation.

                           ii) As of the date hereof,  the Corporation  does not
have any declared and unpaid dividends (whether payable in cash, securities or other consideration).



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                  d.  Authorization.  All  corporate  action  on the part of the
Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation, the authorization, sale, issuance, and delivery of the Debenture, the capital stock issuable upon conversion of the Debenture (the "Conversion Shares") and the performance of all of the Corporation's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, and when executed and delivered by the Corporation, the Debenture, shall continue valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Debenture, will be validly issued, fully paid and nonassessable; and the Debenture and the Conversion Shares will be free of any liens or encumbrance; provided, however, that the Debenture and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

                  e. Litigation. There are no actions, proceedings or investigations pending or, to the Corporation's best knowledge, threatened against or affecting the Corporation which, either individually or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of the Corporation or in any of its properties or assets, or in any material impairment of the right or ability of the Corporation to carry on its business as proposed to be conducted, or which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

                  f. Governmental Consents. No consent, approval, order, authorization or registration, qualification, designation, license, declaration or filing with any Federal or State governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated herein, except those that have been obtained or made.

                  g. Title to Properties and Assets; Liens, etc. The Corporation has good and marketable title to is properties and assets and good title so its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (I) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operation of the corporation, and (iii) those that have otherwise arisen in the ordinary course of business.

                  h. Patents and Trademarks. To the best of its knowledge, the Corporation has sufficient trade names, copyrights, trade secrets, information, proprietary title and ownership of all patents, trademarks, service marks, rights and processes necessary for its business as now conducted, without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Corporation bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses,


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proprietary  rights and  processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Corporation is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Corporation or that would conflict with the Corporation's business as proposed to be conducted.

                  i. Compliance with Other Instruments. The Corporation is not in violation of any term of its Articles or Bylaws, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to the Corporation which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Corporation. The execution, delivery, and performance of, and compliance with, this Agreement and the issuance and sale of the Debenture pursuant hereto and of the Conversion Shares pursuant to the Debenture, will not result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Corporation. To the Corporation's knowledge, all material instruments, licenses, contracts, leases or other agreements (collectively "Contracts") to which the Corporation is a party are valid and binding and in full force and effect in all material respects and the Corporation has not been notified by any party thereto of any such party's intention or desire to terminate or modify in any material respect any of such Contracts, or of any claim or threat that the Corporation has breached any of such Contracts.

                  j. Compliance with Laws. The Corporation is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business of the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Corporation. To the best of its knowledge, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are require to be filed in connection with the execution and delivery of this Agreement, and the issuance of the Debenture or the Conversion Shares, except as such has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

         4. Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Corporation that:

                  a. Investment. The Purchaser is acquiring the Debenture and any Conversion Shares (hereinafter collectively the "Securities") for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such Securities. The Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exception from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.



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                  b. Rule 144.  the  Purchaser  acknowledges  that  because  the
Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement under certain circumstances.

                  c. No Public Market. The Purchaser understands that no public market now exists for any securities issued by the Corporation and that it is uncertain whether a public market will ever exist for any such securities.

                  d. Access to Data. The Purchaser has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Securities. The Purchaser acknowledges that no representations or warranties have been made by the Corporation or any agent thereof except as set forth in this Agreement.

                  e. Investment Experience. The Purchaser is an "accredited Purchaser" as that term is defined in Regulation D promulgated by the Securities and Exchange commission.

                  f. Previous Investments. The Purchaser is a purchaser in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated herein.

                  g. Risks. The Purchaser understands that an investment in the Corporation involves a high degree of risk and is suitable only for investors who can afford a loss of their entire investment and who have no need for liquidity from their investment.

                  h. Governmental  Consents.  To the Purchaser's  knowledge,  no consent, approval, order, authorization or registration, qualification, designation, license, declaration or filing with any governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated herein.

         5. Restrictive Legends. Each certificate or other written documentation representing any of the Securities which the Purchaser is purchasing or may purchase hereunder any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be stamped or otherwise imprinted with legends substantially in the following form where applicable:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND


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               MAY NOT BE SOLD,  TRANSFERRED,  ASSIGNED OR  HYPOTHECATED  UNLESS
               THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER TO THE CORPORATION AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

         The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Securities.

         6. Registration Rights. Purchaser is hereby granted the same rights to registration of the Conversion shares under the Securities Act of 1933 and any applicable state securities laws as has heretofore been granted to any shareholder of the Corporation.

         7. Collateral. Payment of unpaid principal sum and accrued interest under the Debenture shall be secured by a first perfected security interest as provided in the Collateral Assignment, Patent Mortgage and Security Agreement attached hereto as Exhibit B (the "Interim Collateral") until such time as Purchaser is granted a first perfected security interest in and to all of the Intended Collateral as described in Exhibit D hereto. Promptly upon the pledge by the Corporation of the Intended Collateral in the manner set forth in Exhibit D hereto, the Purchaser shall release all of its right, title and interest in the Interim Collateral and shall execute and deliver to the Corporation any and all instruments as may be requested by the Corporation for the purpose of effecting a release of all of the Purchaser's right, title and interest in and to the Interim Collateral.

         8. Miscellaneous.

                  a. Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing.

                  b. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, and assigns the parties hereto.

                  c. Entire Agreement. This Agreement and the Exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subject matter hereof and thereof.

                  d. Notice. Any notice, payment, report or other communication required or permitted to be given by one part to any other party by this Agreement shall be in writing and shall be deemed received (i) at the time served personally on the other party; (ii) two business days after being sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address or addresses as indicated next to their


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signatures  below,  or to  such  other  address  as  any  addressee  shall  have theretofore furnished to the other parties by like notice; (iii) one day after being delivered to a recognized commercial courier for next day delivery to the other party at the address described in clause (ii); or (iv) one day after being sent by facsimile with the original sent by first class mail to the address described in clause (ii).

                  e. Finder's and Broker's Fees. Each party hereto represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and hereby agrees to indemnify and to hold the other harmless from any liability for any finder's or broker's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying person, or any of its employees or representatives, are responsible.

                  f. Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

                  g. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  h. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principals of conflicts of laws.

                  i. Use of Proceeds. The Corporation may use the proceeds of this financing for general working capital purposes and for the purchase of equipment.

                  j. Financial Statements. The Corporation shall deliver from time to time to the Purchaser, as promptly as practicable after the date of preparation thereof, copies of its monthly and quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles, and within 4 months following the end of each fiscal year, copies of its annual audited balance sheet, income statement and statement of cash flows and the report thereon rendered by the Corporation's independent accountants.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herinabove first written.

                                         AMP INCORPORATED
                                         470 Friendship Road, Mail Stop 176-034
                                         Harrisburg, PA  17111
                                         Attention:  Corporate Development

                                         By:  _____________________________
                                                  (signature)
                                         Print Name:_______________________
                                         Title:____________________________


                                         FiberCore Incorporated
                                         174 Charlton Road
                                         Sturbridge, MA  01566

                                         By:  ___/S/_______________________
                                                  (signature)
                                         Print Name:       Mohd Aslami
                                         Title:            President

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herinabove first written.

                                       AMP INCORPORATED
                                       470 Friendship Road, Mail Stop 176-034
                                       Harrisburg, PA  17111
                                       Attention:  Corporate Development

                                       By:  ____/s/_______________________
                                                (signature)
                                       Print Name:       James E. Marley
                                       Title:            Chairman of the Board


                                       FiberCore Incorporated
                                       174 Charlton Road
                                       Sturbridge, MA  01566

                                       By:  _____________________________
                                                (signature)
                                       Print Name:       Mohd Aslami
                                       Title:            President


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                                INDEX OF EXHIBITS


Exhibit A       Debenture

Exhibit B       Collateral Assignment, Patent Mortgage and Security Agreement

Exhibit C       Exceptions to Corporation's Warranties

Exhibit D       Intended Collateral


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                                    EXHIBIT A

                  THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING THIS DEBENTURE AND/OR SUCH SECURITIES, OR THE HOLDER FURNISHES AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW.

                             FIBERCORE INCORPORATED

                              Convertible Debenture

$5,000,000.00                                                    April 17, 1995

         1. Obligation. FOR VALUE RECEIVED, FiberCore Incorporated, a Nevada corporation (the "Corporation"), hereby promises to pay to AMP INCORPORATED (the "Holder"), on April 17, 2005 the principal sum of Five Million Dollars
($5,000,000.00), together with interest on such principal sum from the date hereof until payment in full of the principal computed as set forth below. Interest shall be due at maturity and shall be computed by adding simple interest at the Applicable Rate for each Interest Period. The first Interest Period shall commence on the date hereof and end on June 30, 1995. Each successive Interest Period shall commence on the first day of the calendar quarter (i.e., January 1, April 1, July 1, and October 1) and end on the last day of such calendar quarter; provided however, the final Interest Period shall end on the date of payment in full of the principal sum hereof. The Applicable Rate for each Interest Period shall be determined by adding 1% to the London Interbank Offered Rate (LIBOR) for three month deposits as quoted in The Wall Street Journal dated the business day immediately preceding the commencement of such Interest Period.

         2. Prepayment. Upon not less than 30 days prior written notice to the Holder, the Corporation may prepay this Debenture at any time and from time to time, in whole or in part without penalty by payment of the principal sum to be prepaid together with interest on such sum to the date of such prepayment. The Corporation shall be required to prepay the entire principal sum and accrued interest of this Debenture upon not less than thirty day's notice from the Holder demanding such prepayment, which notice may be given only after the right of conversion of this Debenture terminates pursuant to the fifth sentence of
Section 3 hereof.

         3. Conversion. All outstanding principal and accrued interest on this Debenture is convertible, at the option of the Holder, at any time into fully paid and nonassessable shares of the Corporation's Common Stock at the conversion rate (the "Conversion Rate") of $4.25 per share for the five year period from the date hereof, thereafter at the price per share paid by a third party investor in the private sale of shares of Common Stock by the Corporation immediately preceding any such conversion. Any such conversion shall be in the minimum amount of $1,000,000 and integral multiples of $250,000; provided, however, the final conversion may be for all of the remaining principal and accrued interest. Any partial conversion of this Debenture shall be deemed a conversion of the principal sum hereof until the entire principal amount is converted. Thereafter, any conversion shall be of accrued interest. If the Corporation is the issuer of securities to be sold by it under an effective registration statement pursuant to the Securities Act of 1933, as amended, the Corporation will provide no less than ten days prior notice thereof to the Holder and all conversion rights hereunder will terminate upon the closing of the sale by the Corporation of the securities covered by said registration statement unless the Holder shall have converted this Debenture before said date. In the event the Common Stock is split, subdivided or combined, the Conversion Rate thereafter in effect shall be appropriately adjusted by the Corporation to provide the Holder with the number of shares of Common Stock upon conversion such Holder would have received on such split, subdivision or combination if it had converted this Debenture immediately prior thereto. In the event the Common Stock is reclassified or the Corporation merges or combines with another entity in a transaction in which the holders of Common Stock receive securities or other consideration in respect of such Common Stock, the Holder shall be entitled after such event to convert this Debenture into the kind and type of securities it would have received had the Holder converted this Debenture immediately prior to such event.

         4. Surrender and Cancellation of Debenture. Upon written notice of a conversion by the Holder together with delivery of this Debenture to the Corporation or its transfer agent, the applicable amount of outstanding principal and accrued interest on this Debenture shall be converted. The Corporation shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless this Debenture is either delivered to the Corporation or its transfer agent, or the Holder notifies the Corporation or its transfer agent that this Debenture has been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with this Debenture. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to the Holder of this Debenture, a certificate for the securities to which the Holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of closing of the transaction causing conversion or the date of receipt of written notice by the Corporation from the Holder causing conversion. The person entitled to receive the securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

         5. Collateral. This Debenture is issued to the Holder pursuant to a Convertible Debenture Purchase Agreement dated the date hereof (the "Purchase Agreement"). Pursuant to the Purchase Agreement, this Debenture is secured by certain collateral.

         6. Debenture Confers No Rights As Shareholder. The Holder shall not have any rights as a shareholder of the Corporation with regard to the shares issuable hereunder prior to actual conversion hereunder.

         7. Waivers. The Corporation hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

         8. Assignment. The Holder shall not assign this Debenture without the prior written consent of the Corporation which consent shall not be withheld except for valid business reasons.

         9. Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between Massachusetts residents entered into and to be performed entirely within the State of Massachusetts.

                                                      FiberCore Incorporated

                                                      By:_______________________
                                                               President

                                    EXHIBIT B

                     COLLATERAL ASSIGNMENT, PATENT MORTGAGE
                             AND SECURITY AGREEMENT

         THIS COLLATERAL ASSIGNMENT, PATENT MORTGAGE AND SECURITY AGREEMENT is made as of the 17th day of April 1995, by and between FiberCore Incorporated, a Nevada corporation ("Assignor"), and AMP Incorporated a Pennsylvania corporation ("Assignee").

         A. Assignee is willing to purchase a convertible debenture (the "Convertible Debenture"), from the Assignor pursuant to a Convertible Debenture Purchase Agreement dated the date hereof (the "Purchase Agreement") and Assignor desires to sell the Convertible Debenture to the Assignee. The Convertible Debenture is or will be secured in part pursuant to the terms of the Purchase Agreement.

         B. In order to induce Assignee to purchase the Convertible Debenture, Assignor has agreed to assign certain intangible property to Assignee for purposes of securing the obligations of Assignor to Assignee under the Convertible Debenture.

         NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

         1. Assignment, Patent Mortgage and Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Assignor's indebtedness, obligations and liabilities to Assignee under the convertible Debenture, Assignor hereby assigns, transfers, conveys and grants a security interest and mortgage to Assignee, as security, but not as an ownership interest in and to Assignor's entire right, title and interest in, to and under the following (all of which shall collectively be called the "Collateral"):

               (a) All patents, patent application and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuous-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit A attached hereto (collectively, the "Patents");

               (b) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (c) All licenses or other rights to use any of the Patents and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

               (d) All amendments, extensions, renewals and extensions of any of the Patents: and

               (e) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

THE INTEREST IN THE COLLATERAL, BEING ASSIGNED HEREUNDER SHALL NOT BE CONSTRUED AS A CURRENT ASSIGNMENT, BUT AS A CONTINGENT ASSIGNMENT TO SECURE ASSIGNOR'S OBLIGATIONS TO ASSIGNEE UNDER THE PURCHASE AGREEMENT.

         2. Authorization and Request. Assignor authorizes and requests that the Commissioner of Patents and Trademarks record this conditional assignment.

         3. Covenants and Warranties. Assignor represents, warrants, covenants and agrees as follows:

                  (a) Assignor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Assignor to its customers in the ordinary course of business.

                  (b) Performance of this Assignment does not conflict with or result in a breach of any agreement to which Assignor is bound and this Assignment constitutes an assignment.

                  (c) During the term of this Agreement, Assignor will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Assignor in the ordinary course of business set forth in this Assignment.

                  (d) To its knowledge, each of the Patents is valid and enforceable, and no part of the Patents has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Patents violates the rights of any third part.

                  (e) Assignor shall promptly advise Assignee of any material adverse change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Assignor in or to any Patent not specified in this Assignment.

                  (f) Assignor shall (I) protect, defend and maintain the validity and enforceability of the patents (ii) use its best efforts to detect infringements of the Patents and promptly advise Assignee in writing of material infringements detected and (iii) not allow any Patents to be abandoned, forfeited or dedicated to the public without the written consent of Assignee, which shall not be unreasonable withheld unless Assignor determines that reasonable business practices suggest that abandonment is appropriate.

                  (g) This assignment creates, and in the case of after acquired Collateral, this Assignment will create at the time Assignor first has rights in such after acquired Collateral, in favor of Assignee a valid and perfected first priority security interest in the collateral in the

United States securing the payment and performance of the obligations evidenced by the Debenture upon making the filings referred to in Section 3(h) below.

                  (h) To its knowledge, except for, and upon, the filing with the United States Patent and Trademark Office necessary to perfect the security interests and assignment created hereunder and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority of U.S. regulatory body is required either (I) for the grant by Assignor of the security interest granted hereby or for the execution, delivery or performance of this Assignment by Assignor in the United States, or (ii) for the perfection in the United States or the exercise by Assignee of its right and remedies thereunder.

                  (i) All information heretofore, herein or hereafter supplied to Assignee by or on behalf of Assignor with respect to the Collateral is accurate and complete in all material respects.

                  (j) Assignor shall not enter into any agreement that would materially impair or conflict with Assignor's obligations hereunder without Assignee's prior written consent, which consent shall not be unreasonable withheld. Assignor shall not permit the inclusion in any material contract to which its become a party of any provisions that could or might in any way prevent the creation of a security interest in Assignor's rights and interest in any property included within the definition of the collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

                  (k) Upon the Assignor obtaining actual knowledge thereof, Assignor will promptly notify Assignee in writing of any event that materially adversely affects the value of any material Collateral, the ability of Assignor to dispose of any material Collateral of the rights and remedies of Assignee in relation thereto, including the levy of any legal process against any of the Collateral.

         4. Assignee's Rights. Assignee shall have the right, but not the obligation, to take, at Assignor's sole expense, any actions that Assignor is required under this Assignment to take but which Assignor fails to take, after fifteen (15) days' notice to Assignor. Assignor shall reimburse and indemnify Assignee for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 4.

         5. Inspection Rights. Assignor hereby grants to Assignee and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Assignor, and any of Assignor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Assignor and as often as may be reasonably requested, but not more than one (1) in every twelve (12) months; provided, however, nothing herein shall entitle Assignee success to Assignor's trade secrets and other proprietary information.

         6.       Further Assurances; Attorney in Fact.

                  (a) On a continuing basis, Assignor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States patent and Trademarks Office and take all such action as may be reasonable be deemed necessary or advisable, or as requested by Assignee, to perfect Assignee's security interest in the Patents and otherwise to entry out this intent and purposes of this Collateral Assignment, or for assuring and confirming to Assignee the grant or perfection of a security interest in all Collateral.

                  (b) Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, Assignee or otherwise, from time to time in Assignee's discretion, upon Assignor's failure or inability to do so, so to take any action and to execute any instrument which Assignee may deem necessary or advisable to accomplish the purpose of this Collateral Assignment, including:

                  (i) To modify, in its sole discretion, this Collateral Assignment without first obtaining Assignor's approval of or signature to such modification by amending Exhibit A hereof, as appropriate, to include reference to any right, title or interest in any Patents acquired by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Patents in which Assignor no longer has or claims any right, title or interest; and

                  (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Assignor where permitted by law.

         7. Events of Default. The occurrence of any of the following shall constitute an Event or Default under the Assignment.

                  (a) The Assignor fails to pay, within ten (10) days after notice thereof from the Assignee, any amounts due under the Convertible Debenture at maturity or upon mandatory prepayment;

                  (b) Assignor commits any material breach of any warranty or agreement made by Assignor in this Assignment and fails to cure such breach within 30 days after notice thereof from the Assignee; or

                  (c) The Assignor shall (i) commence any proceeding seeking relief under any bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a receiver, trustee, custodial or other similar official for it or a substantial portion of its assets, (ii) make a general assignment for the benefit of creditors, (iii) become the subject of any proceeding referred to in clauses (i) or (ii) above which results in the entry of an order for relief or any such appointment or which proceeding remains undismissed for 60 days.

         8. Remedies. Upon the occurrence and continuance of an Event of Default, Assignee shall have the right to exercise all the remedies of a secured party under the Massachusetts Uniform Commercial Code, including without limitation the right to require Assignor to assemble the Collateral and any tangible property in which Assignee has a security interest and to make it available to Assignees at a place designated by Assignee. Assignee shall have a nonexclusive, royalty free license to use the Patents to the extent reasonably necessary to permit Assignee to exercise its rights and remedies upon the occurrence of an Event of Default. Assignor will pay any expenses (including reasonable attorney's fees) incurred by Assignee in connection with the exercise of any of Assignee's rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Assignee's rights and remedies with respect to the Collateral shall be cumulative.

         9. Indemnity. Assignor agrees to defend, indemnify and hold harmless Assignee and its officers, employees, and agents against; (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Assignee during the continuance of an Event of Default as a result of or in any-way arising out of the exercise by the Assignor of its rights and remedies whether under this Assignment or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising form or out of Assignee's gross negligence or willful misconduct.

         10. Reassignment. At the earlier to occur of (i) such time as Assignor shall completely satisfy all of the obligations secured hereunder, or (ii) the Convertible Debenture is secured by the Intended Collateral as provided for in the Purchase Agreement, Assignee shall execute and deliver to Assignor all deeds, assignments, and other instruments as may be necessary or proper to reinvest in Assignor full title to the property assigned hereunder, subject to my disposition thereof which may have been made by Assignee pursuant hereto.

         11. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         12. Attorneys' Fees. If any action relating to this Assignment is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

         13. Amendments. This Assignment may be amended only by a written instrument signed by both parties hereto.

         14. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

         15. Law and Jurisdiction. This Assignment shall be governed by the laws of the Commonwealth of Massachusetts, without regard for choice of law provisions. Assignor and Assignee commit to the nonexclusive jurisdiction of any state or federal court located in Massachusetts.

         16. Confidentiality. In handling any confidential information, Assignee shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Assignment except that the disclosure of this information may be made (I) to the affiliates of the Assignee, (ii) to prospective transferee or purchasers of an interest in the obligations secured hereby, provided that they have entered into comparable confidentiality agreement in favor of Assignor and have deliver a copy to Assignor, (iii) as required by law, regulation, rule or order, subpoena judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Assignee.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the day and year first above written.

Address of Assignees:                      Assignor:

                                           FiberCore Incorporated

P.O. Box 206
174 Charlton Road
Sturbridge, MA  01566
                                           By:____________________________
                                           Name:   Mohd Aslami
                                           Title:  President


Address of Assignee:                       Assignee:

                                           AMP Incorporated

470 Friendship Road, Mail Stop 176-034
Harrisburg, Pennsylvania 17111

Attention:  Corporate Development

                                           By:____________________________
                                           Name:   James E. Marley
                                           Title:  Chairman of the Board

                                    EXHIBIT A



United States Patent (19)      (11)     Patent Number:             4,596,589
Perry                          (45)     Date of Patent:        June 24, 1986
---------------------------------------------------------------------------------
[54] METHOD FOR PRODUCING A SINGLE                           Attorney, Agent, or Firm - Howard A. Kenyon
        MODE FIBER PREFORM
[76] Inventor:  Gregory A. Perry, 2693 Wood [57]              ABSTRACT
                Hollow Dr., Dorsville, GA  30360
                                                             A method for fabricating a single mode fiber
[21] Appl. No.: 378,484                                      preform is described.  The method consists of
                                                             placing a core rod in a glass lathe, sliding a
[22] Filed:         February 9, 1984                         barrier tube over the core rod, partially attaching
                                                             the barrier tube to the core rod, rotating and heating
[51] 1st Cl4.....................C03B 37/018: C03B 37/012    the barrier tube, and traversing the heat sources until
[52] U.S. Cl.............................68/3.12; 65/3.11    the barrier tube collapses onto the core rod.  A second
[58] Field of Search...............65/3.11, 13. 3.12, 3.2    tube of high purity quartz called a primary jacket tube
                                                             is then slipped over the combination fabricated from
[56]              Reference Cited                            the core rod and barrier tube, rotating and heating the
                                                             primary jacket tube, and traversing the heat source
         U.S. PATENT DOCUMENTS                               until the primary jacket tube collapses onto the barrier
                                                             tube.  A third tube of high purity quartz called a
   3,711,262  1/1973 Keck et al...................65/3.11    secondary jacket tube is then slipped over the comb-
   3,826,560  7/1974 Schultz.....................65/212 %    ination fabricated from the core, barrier tube and
   3,901,474  8/1975 Strsck et al.................65/3.11    primary jacket tube, partially attaching the secondary
   3,933,454  1/1976 DeLuca.......................65/3.12    jacket tube to the primary jacket tube, rotating and
   4,062,665 12/1977 Isawa et al..................65/13 %    heating the secondary jacket tube, and traversing the
   4,089,586  5/1978 French et al...............350/94.30    heat source until the secondary jacket tube collapses
   4,154,891  5/1979 French et al...............65/3.11 %    over the primary jacket tube to form a single mode
                                                             fiber preform.
         FOREIGN PATENT DOCUMENTS
                                                                       16 Claims, 5 Drawing Figures
  54.131043 10/1979 Japan.........................65/3.11
    57.92334  6/1982  Japan.......................65/3.11

Primary Examiner - Kenneth M. Schor

                                     DIAGRAM


                                    EXHIBIT C

           EXCEPTIONS TO CORPORATION'S WARRANTIES AND REPRESENTATIONS

Section

         3c(i) The Corporation has executed a terms sheet with Middle East Specialized Cables Company for a prospective joint venture which includes among its terms the purchase by the joint venture partner of 286,000 shares of Common Stock. The Corporation is presently negotiating to reduce this number of shares.

                           Subject to approval of the boards of directors of the Corporation and Automated Light Technologies, the Corporation anticipates acquiring Automated Light Technologies Inc.
                           for approximately 1,400,000 shares of Common Stock.

                                    EXHIBIT D

                               INTENDED COLLATERAL

         The Intended Collateral shall consist of one or more, and any combination of (such number and combination to be determined by the Corporation in its sole discretion), items of Eligible Equipment (as defined below) that together shall have, as of the date on which such items are pledged as contemplated under the agreement of which this Exhibit D forms a part (such agreement, the "Purchase Agreement") an aggregate Collateral Value (as defined below) of not less than $5,000,000.

         "Eligible Equipment" shall include any of the following types of equipment: (a) preform lathe with delivery systems, (b) draw tower; (c) strength tester; (d) tube cleaning system; (e) over jacketing lathe; (f) etching facility; (g) scrubber; (h) glass shaft lathe; (i) profile analyzer; (j) optical time delay refractometer; (k) fiber physical geometry measuring device; (l) optical tester; and (m) any equipment that is substantially similar to any of the foregoing items or is an attachment or other item that may be attached or related thereto; provided, however, that in each case, such item shall be related to the creation, manufacturing or production of preforms or fiberoptic fibers or cables from such preforms.

         With respect to one or more items of Intended Collateral that are acquired by the Corporation on or after the date of the Purchase Agreement, the "Collateral Value" shall be an amount equal to the sum of (I) the purchase price of such item(s), (ii) the costs of any engineering study or other evaluations commissioned or obtained by the Corporation in connection with the purchase, transportation or installation of such item(s), (iii) to the extent paid by the Company, the costs of the transportation and/or installation of such item(s),
(iv) the costs of preparing such item(s) for  continuous and regular  operation,
(v) all other costs associated with the start-up of such item(s) and (vi) any other costs associated with the acquisition and installation of such item(s) as have been paid by or on behalf of the Corporation and are permitted to be capitalized and amortized as acquisition costs under the customary accounting and financial practices of the Corporation in valuing similar items of equipment and are so capitalized and amortized in a manner consistent with generally accepted accounting principles.

         With respect to one or more items of Eligible Equipment that were owned by the Corporation prior to the date of the Purchase Agreement, or are acquired by the Corporation from an affiliate and were owned by such affiliate prior to the date of the Purchase Agreement, the "Collateral Value" shall mean the net book value on the books of the Corporation or such affiliate at the time of transfer determined in accordance with generally accepted accounting principles.

         Simultaneously with its pledge of the items of Intended Collateral, the Corporation shall deliver to the Purchaser a written schedule setting for the Collateral Value of each such item.

         After the date on which the items of Intended Collateral are pledged as contemplated by the Agreement, the Corporation shall be entitled from time to time to substitute in place of one or more items then subject to such pledge (such item(s), "Replaced Collateral") one or more other items of Eligible Equipment (whether now owned or hereafter acquired by the Corporation) (such items, "Substitute Collateral"), provided in each case that (a) the Collateral Value of the Substitute Collateral (as of the date on which such substitution is made) shall be not less than the Collateral Value of the Replaced Collateral (such Collateral Value being calculated as of the date on which such Replaced Collateral was earlier pledged) and (b) the Corporation shall deliver to the Purchaser a schedule identifying the item(s) of Replaced Collateral and the Collateral Value(s) thereof . In addition, in each case of substitution, simultaneously with such substitution, the Corporation shall execute and deliver to the Purchaser an instrument confirming that the Substitute Collateral is subject to the lien of the Purchase Agreement, and shall file or caused to be filed on or before the date of such substitution appropriate financing statements under applicable law relating to the Substitute Collateral, and the Purchaser shall execute any instrument reasonable requested by the Corporation for the purpose of releasing such item of Replaced Collateral from all liens thereon in favor of the Purchaser.

         All determinations of Collateral Value as reported by the Corporation to the Purchaser shall be binding upon the Purchaser absent manifest error.